Exhibit 5.1

TROUTMAN SANDERS LLP

ATTORNEYS AT LAW

BANK OF AMERICA PLAZA

600 PEACHTREE STREET, N.E. - SUITE 5200

ATLANTA, GEORGIA 30308-2216

www.troutmansanders.com

TELEPHONE: 404-885-3000

August 8, 2008

Mississippi Power Company

2992 West Beach Boulevard

Gulfport, Mississippi 39501

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel to Mississippi Power Company (the “Company”) in connection with the preparation of a Registration Statement on Form S-3, including a preliminary prospectus, filed with the Securities and Exchange Commission (the “Commission”) on August 8, 2008 (the “Registration Statement”), for the registration under the Securities Act of 1933, as amended (the “Act”), of (1) Preferred Stock (the “Preferred Stock”) to be issued by the Company, (2) Depositary Preferred Shares (the “Depositary Shares”), each representing one-fourth of one share of the Preferred Stock, (3) Junior Subordinated Notes (the “Junior Subordinated Notes”) to be issued by the Company, and (4) Senior Notes (the “Senior Notes”) to be issued by the Company. The Junior Subordinated Notes will be issued pursuant to the subordinated note indenture to be entered into between the Company and the trustee named therein (the “Subordinated Note Indenture”), and the Senior Notes will be issued pursuant to the Senior Note Indenture, dated as of May 1, 1998, as supplemented, between the Company and Wells Fargo Bank, National Association, as successor to Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as trustee (the “Senior Note Indenture”), in each case in the respective forms filed as exhibits to the Registration Statement. Capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Registration Statement.

In rendering this opinion, we have examined the Registration Statement and such other documents as we have deemed necessary for purposes of this opinion. In such examinations, we have assumed the genuineness of all signatures on all original documents, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all copies submitted to us, the authenticity of the originals of documents submitted to us as copies and the due execution and delivery of all documents where due execution and delivery are prerequisite to the effectiveness thereof.

ATLANTA • HONG KONG • LONDON • NEW YORK • NEWARK • NORFOLK • RALEIGH
RICHMOND • SHANGHAI • TYSONS CORNER • VIRGINIA BEACH • WASHINGTON, D.C.

TROUTMAN SANDERS LLP

ATTORNEYS AT LAW

August 8, 2008

We are of the opinion that, upon compliance with the pertinent provisions of the Act, the Trust Indenture Act of 1939, as amended, and the Federal Power Act, as amended, upon compliance with applicable securities or blue sky laws of various jurisdictions, and upon the adoption of appropriate resolutions by the Board of Directors of the Company or a duly authorized committee thereof, when the Preferred Stock, the Depositary Shares, the Junior Subordinated Notes and the Senior Notes have been issued and sold upon the terms specified in an appropriate order of the Federal Energy Regulatory Commission:

1.         Upon the filing in the Office of the Secretary of State of the State of Mississippi of articles of amendment that set forth the name of the corporation, the text of the amendment determining the terms of the Preferred Stock and a statement or resolution that the amendment establishing the Preferred Stock was adopted by the Board of Directors, including the date of adoption, and when certificates for the Preferred Stock have been executed, countersigned and registered in accordance with such resolutions of the Board of Directors and the By-Laws of the Company, the shares of Preferred Stock will be legally issued, fully paid and non-assessable shares of the Company.

2.         Upon due authorization, execution and delivery of the Deposit Agreement pursuant to which Depositary Receipts evidencing the Depositary Shares are to be issued, upon the delivery to the Depositary of duly authorized and validly issued Preferred Stock which is represented by the Depositary Shares and upon the Depositary Receipts evidencing the Depositary Shares being duly issued against deposit of the Preferred Stock in accordance with the Deposit Agreement, the Depositary Shares will be valid, binding and legal obligations of the Company, and the Depositary Receipts will be legally issued and will entitle the holders to the rights in respect of the Depositary Shares and the Preferred Stock represented thereby specified in such Depositary Receipts and the Deposit Agreement (in each case, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general principles of equity, whether considered in a proceeding at law or in equity).

3.         When the Senior Note Indenture and any supplemental indenture to be entered into in connection with the issuance of the Senior Notes, and the Subordinated Note Indenture and any supplemental indenture to be entered into in connection with the issuance of the Junior Subordinated Notes, as applicable, have been duly executed and delivered by the proper officers of the Company and the trustees named therein, and when the Senior Notes and the Junior Subordinated Notes have been executed, authenticated and delivered in accordance with the terms of the Senior Note Indenture and the Subordinated Note Indenture, as the case may be, the Senior Notes and the Senior Subordinated Notes will be valid, binding and legal obligations of the Company (subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general principles of equity, whether considered in a proceeding at law or in equity).

TROUTMAN SANDERS LLP

ATTORNEYS AT LAW

August 8, 2008

In rendering the foregoing opinions, with respect to matters of New York law, we have relied on the opinion of Dewey & LeBoeuf LLP attached hereto as Annex I and with respect to matters of Mississippi law, we have relied on the opinion of Balch & Bingham LLP attached hereto as Annex II.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security (i) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded, (ii) there shall not have occurred any change in law affecting the validity or enforceability of such security and (iii) each of the Senior Note Indenture and the Subordinated Note Indenture will be the valid and legally binding obligation of the trustee named therein. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

The attorneys in this firm that are rendering this opinion letter are members of the Bar of the State of Georgia. In expressing the opinions set forth above, we are not passing on the laws of any jurisdiction other than the laws of the State of Georgia and the federal law of the United States of America and, to the extent set forth herein, the laws of the State of New York and the State of Mississippi.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the statements with respect to our firm under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

This opinion may not be relied upon by you for any other purpose, or furnished or quoted to or relied upon by any other person, firm or entity for any purpose, without our prior written consent.

Very truly yours,

/s/ Troutman Sanders LLP

Annex I

Dewey & LeBoeuf LLP

1301 Avenue of the Americas

New York, NY 10019-6092

tel +1 212 259 8000

fax +1 212 259 6333

August 8, 2008

Troutman Sanders LLP

600 Peachtree Street, N.E.

Suite 5200

Atlanta, Georgia 30308-2216

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel to the prospective underwriters in connection with the preparation of a Registration Statement on Form S-3, including a preliminary prospectus (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on August 8, 2008, for the registration under the Securities Act of 1933, as amended (the “Act”), of (1) Preferred Stock (the “Preferred Stock”) to be issued by Mississippi Power Company (the “Company”), (2) Depositary Preferred Shares each representing one-fourth of one share of the Preferred Stock, (3) Junior Subordinated Notes (the “Junior Subordinated Notes”) to be issued by the Company and (4) Senior Notes (the “Senior Notes”) to be issued by the Company. The Junior Subordinated Notes will be issued pursuant to the subordinated note indenture, to be entered into between the Company and the trustee named therein (the “Subordinated Note Indenture”) and the Senior Notes will be issued pursuant to the Senior Note Indenture, dated as of May 1, 1998, as supplemented, between the Company and Wells Fargo Bank, National Association, as successor to Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as trustee (the “Senior Note Indenture”), in each case in the respective forms filed as exhibits to the Registration Statement. Capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Registration Statement.

We are of the opinion that, upon compliance with the pertinent provisions of the Act, the Trust Indenture Act of 1939, as amended, and the Federal Power Act, as amended, upon compliance with applicable securities or blue sky laws of various jurisdictions, and upon the adoption of appropriate resolutions by the Board of Directors of the Company or a duly authorized committee thereof, when the Senior Notes and the Junior Subordinated Notes have been issued and sold upon the terms specified in an appropriate order of the Federal Energy Regulatory Commission, when the Senior Note Indenture and any supplemental indenture to be entered into in connection with the issuance of the Senior Notes, the Subordinated Note Indenture and any supplemental indenture to be entered into in connection with the issuance of the Junior Subordinated Notes, as applicable, have been duly executed and delivered by the proper officers of the Company and the trustees named therein, and when the Senior Notes and the Junior Subordinated Notes, as the case may be, have been executed, authenticated and delivered in accordance with the terms of the Senior Note Indenture or the

NEW YORK | LONDON MULTINATIONAL PARTNERSHIP | WASHINGTON, DC

ALBANY | ALMATY | AUSTIN | BEIJING | BOSTON | BRUSSELS | CHARLOTTE | CHICAGO | EAST PALO ALTO
FRANKFURT | HARTFORD | HONG KONG | HOUSTON | JACKSONVILLE | JOHANNESBURG (PTY) LTD. | LOS ANGELES
MILAN | MOSCOW | PARIS MULTINATIONAL PARTNERSHIP | RIYADH AFFILIATED OFFICE | ROME | SAN FRANCISCO | WARSAW

August 8, 2008

Subordinated Note Indenture, as applicable, the Senior Notes and the Junior Subordinated Notes will be valid, binding and legal obligations of the Company (subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general principles of equity, whether considered in a proceeding at law or in equity).

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded, (ii) there shall not have occurred any change in law affecting the validity or enforceability of such security and (iii) each of the Senior Note Indenture and the Subordinated Note Indenture will be the valid and legally binding obligation of the trustee named therein. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

We are members of the State Bar of New York and we do not express any opinion concerning any law other than the law of the State of New York.

This opinion is furnished solely for your benefit in connection with your rendering an opinion to the Company to be filed as Exhibit 5.1 to the Registration Statement and we hereby consent to your attaching this opinion as an annex to such opinion. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. This opinion may not be relied upon by you for any other purpose, or quoted to or relied upon by any other person, firm or entity for any purpose, without our prior written consent.

Very truly yours,

/s/ Dewey & LeBoeuf LLP

DEWEY & LEBOEUF LLP

ANNEX II

Balch & Bingham LLP

1901 Sixth Avenue North, Suite 2600

Birmingham, Alabama 35203-2628

(205) 251-8100

August 8, 2008

Troutman Sanders LLP

600 Peachtree Street

Suite 5200

Atlanta, Georgia 30308

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as general counsel to Mississippi Power Company (the “Company”) in connection with the preparation of a Registration Statement on Form S-3, including a preliminary prospectus, filed with the Securities and Exchange Commission (the “Commission”) on August 8, 2008 (the “Registration Statement”), for the registration under the Securities Act of 1933, as amended (the “Act”), of certain securities, including (1) Preferred Stock (the “Preferred Stock”) to be issued by the Company and (2) Depositary Preferred Shares (the “Depositary Shares”), each representing one-fourth of one share of the Preferred Stock. Capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Registration Statement.

In rendering this opinion, we have examined the Registration Statement and such other documents as we have deemed necessary for purposes of this opinion. In such examinations, we have assumed the genuineness of all signatures on all original documents, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all copies submitted to us, the authenticity of the originals of documents submitted to us as copies and the due execution and delivery of all documents where due execution and delivery are prerequisite to the effectiveness thereof.

We are of the opinion that, upon compliance with the pertinent provisions of the Act, the Trust Indenture Act of 1939, as amended, and the Federal Power Act, as amended, upon compliance with applicable securities or blue sky laws of various jurisdictions, and upon the adoption of appropriate resolutions by the Board of Directors of the Company or a duly authorized committee thereof, when the Preferred Stock and the Depositary Shares have been issued and sold upon the terms specified in an appropriate order of the Federal Energy Regulatory Commission:

1.         Upon the filing in the Office of the Secretary of State of the State of Mississippi of articles of amendment that set forth the name of the corporation, the text of the amendment determining the terms of the Preferred Stock and a statement or resolution that the amendment establishing the Preferred Stock was adopted by the Board of Directors, including the date of

Troutman Sanders LLP

August 8, 2008

adoption, and when certificates for the Preferred Stock have been executed, countersigned and registered in accordance with such resolutions of the Board of Directors and the By-Laws of the

Company, the shares of Preferred Stock will be legally issued, fully paid and non-assessable shares of the Company.

2.         Upon due authorization, execution and delivery of the Deposit Agreement pursuant to which Depositary Receipts evidencing the Depositary Shares are to be issued, upon the delivery to the Depositary of duly authorized and validly issued Preferred Stock which is represented by the Depositary Shares and upon the Depositary Receipts evidencing the Depositary Shares being duly issued against deposit of the Preferred Stock in accordance with the Deposit Agreement, the Depositary Shares will be valid, binding and legal obligations of the Company, and the Depositary Receipts will be legally issued and will entitle the holders to the rights in respect of the Depositary Shares and the Preferred Stock represented thereby specified in such Depositary Receipts and the Deposit Agreement (in each case, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general principles of equity, whether considered in a proceeding at law or in equity).

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security (i) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded and (ii) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

We are members of the State Bar of Mississippi and we do not express any opinion herein concerning any law other than the law of the State of Mississippi.

This opinion is furnished solely for your benefit in connection with your rendering an opinion to the Company to be filed as Exhibit 5.1 to the Registration Statement and we hereby consent to your attaching this opinion as an annex to such opinion. This opinion may not be relied upon by you for any other purpose, or quoted or relied upon by any other person, firm or entity for any purposes, without our prior written consent.

Very truly yours,

/s/Balch & Bingham LLP